EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Central and South West Corporation:

      As independent public accountants, we hereby consent to the incorporation of our reports dated February 25, 1994, included in, and incorporated by reference in this Form 10-K, into Central and South West Corporation's previously filed registration statements on Form S-8 (File Nos. 2-70746, 33-12992 and 33-49301) and on Form S-3 (File No. 33-50193).



Arthur Andersen & Co.



Dallas, Texas
March 30, 1994